Exhibit 99.1

CTG to Announce Second Quarter 2020 Financial Results on July 21

BUFFALO, N.Y., July 9, 2020 – CTG (NASDAQ: CTG), a leading provider of information technology (IT) solutions and services in North America and Western Europe, today announced it will release second quarter 2020 financial results on Tuesday, July 21, 2020, before the market opens, followed by a conference call to discuss the Company’s financial results and business outlook at 11:00 a.m. Eastern Time. Interested parties can dial 1-844-767-5679 beforehand and enter the conference access code 7028804. A live audio webcast will also be available in the Investors section of CTG’s website: www.ctg.com.

A replay of the conference call will be available between 3:00 p.m. Eastern Time on July 21, 2020, and 12:00 a.m. Eastern Time on July 26, 2020, by dialing 1-866-207-1041 and entering the replay access code 2057045. The webcast will also be archived on CTG’s website at events and presentations for at least 90 days following completion of the conference call.

About CTG

CTG (NASDAQ: CTG) has established a reputation for responsiveness and reliability—traits that our clients say set us apart—since our founding in 1966. Today, we provide comprehensive information, technology, and business solutions that address critical challenges for clients in high-growth industries in North America and Western Europe. Backed by a proven track record of reliable delivery, CTG fosters long-term client relationships and trust, which allows us to develop strategic insights that maximize client investments in solutions and competitive advantage. CTG has operations in North America, Western Europe, and India and regularly posts news and other important information online at www.ctg.com.

Investors and Media:

John M. Laubacker, Chief Financial Officer

(716) 887-7368